UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 30, 2009

Storm Cat Energy Corporation

(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada	001-32628	06-1762942
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1125 17th Street, Suite 2310, Denver, Colorado 80202
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 991-5070

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

As previously reported, on November 10, 2008, all of the direct and indirect wholly-owned subsidiaries of Storm Cat Energy Corporation (the “Company”) filed a voluntary petition for reorganization (the “Reorganization Cases”) under Chapter 11 of the United States Bankruptcy Code (the “Code”) in the United States Bankruptcy Court for the District of Colorado (the “Bankruptcy Court”) and in connection therewith entered into the previously reported Restated DIP Credit Agreement dated January 30, 2009 (the “DIP Credit Agreement”) by and between Storm Cat Energy (USA) Corporation, wholly owned subsidiary of the Company (“Storm Cat (USA)”), as a debtor and debtor-in-possession and as Borrower, each subsidiary of Storm Cat (USA) (the “Subsidiaries”), each as a debtor and debtor-in-possession and as Guarantors, the Company, as a non-debtor Guarantor, and the lenders signatory thereto as Lenders.  On March 30, 2009, the Bankruptcy Court approved an order (the “Order”) authorizing the First Amendment (the “First Amendment”) to the DIP Credit Agreement and extended the debtors’ ability to use Cash Collateral (within the meaning of section 363(a) of the Code).

Effective as of March 30, 2009, the Company and the Subsidiaries entered into the First Amendment with Regiment Capital Special Situations Fund III, L.P., as agent, and the lenders signatory thereto.  The First Amendment provides, among other changes, for the extension of the maturity date under the DIP Credit Agreement (the “Maturity Date”), which is the earliest of (a) July 31, 2009 (this date was previously March 31, 2009), (b) the date of the substantial consummation of a plan of reorganization in the Reorganization Cases that has been confirmed by an order of the Bankruptcy Court, and (c) the date of a sale of substantially all of the assets of Storm Cat (USA) and the Subsidiaries, subject to provisions in the DIP Credit Agreement providing for an earlier maturity date under certain circumstances.

The foregoing is qualified in its entirety by reference to the First Amendment, a conformed copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.  The Order and all related court filings can be accessed at “http://www.cob.uscourts.gov”.

Item 2.03.              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.              Other Events

In connection with the Reorganization Cases and as contemplated by the DIP Credit Agreement, the Borrower completed a process to sell some or substantially all of the assets of Storm Cat (USA) and the Subsidiaries.  The auction did not attract any bids that would have materially reduced the indebtedness of Storm Cat (USA).  The Company is in discussions with its creditors regarding a potential restructuring of the outstanding indebtedness and recapitalization of the Company.

Item 9.01.              Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Description

10.1

First Amendment to the Restated DIP Credit Agreement, dated effective as of March 30, 2009, by and among Storm Cat Energy (USA) Corporation, Storm Cat Energy Corporation, Storm Cat Energy (Alaska) LLC, Storm Cat Energy (Powder River) LLC, Storm Cat Energy (Fayetteville) LLC, Triple Crown Gathering Corporation, Storm Cat Energy (USA) Operating Corporation, the lenders party thereto and Regiment Capital Special Situations Fund III, L.P., as Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STORM CAT ENERGY CORPORATION

Date: March 31, 2009	By:	/s/ Joseph M. Brooker
Name: Joseph M. Brooker
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1

First Amendment to the Restated DIP Credit Agreement, dated effective as of March 30, 2009, by and among Storm Cat Energy (USA) Corporation, Storm Cat Energy Corporation, Storm Cat Energy (Alaska) LLC, Storm Cat Energy (Powder River) LLC, Storm Cat Energy (Fayetteville) LLC, Triple Crown Gathering Corporation, Storm Cat Energy (USA) Operating Corporation, the lenders party thereto and Regiment Capital Special Situations Fund III, L.P., as Agent